As filed with the Securities and Exchange Commission on May 13, 2008
Registration No. 333-142775

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

ReGen Biologics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	23-2476415
(State or Other Jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer
Incorporation or Organization)	Code Number)	Identification Number)

411 Hackensack Avenue
Hackensack, NJ 07601
(201) 651-5140
(Address, Including Zip Code, and Telephone Number, Including Area Code
of Registrant’s Principal Executive Offices)
Gerald E. Bisbee, Jr., Ph.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
ReGen Biologics, Inc.
411 Hackensack Avenue
Hackensack, NJ 07601
(201) 651-5140
(Name, Address Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)
Copies to:
Jeffrey B. Grill, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037
(202) 663-8000
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
     The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on May 9, 2007.
     This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-142775) filed on May 9, 2007 (the “Registration Statement”), as amended, of ReGen Biologics, Inc. (the “Registrant”).
     The Registrant determined that it will no longer maintain effectiveness of the Registration Statement in light of (i) the Commission’s recent amendments to Rule 144 under the Securites Act of 1933, as amended, which enable non-affiliate shareholders of the Registrant’s shares covered by the Registration Statement to freely resell those shares if the applicable conditions of the amended Rule 144 are met and (ii) the Registrant’s obligation to maintain the effectiveness of the Registration Statement is due to expire. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all the remaining unsold shares registered pursuant to the Regisration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hackensack, state of New Jersey, on May 13, 2008.

REGEN BIOLOGICS, INC.
By:	/s/ GERALD E. BISBEE, JR., PH.D.
Gerald E. Bisbee, Jr., Ph.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GERALD E. BISBEE, JR., PH.D. Gerald E. Bisbee, Jr., Ph.D.	Chief Executive Officer, President, Director and Chairman of the Board (Principal Executive Officer)	May 13, 2008

/s/ BRION D. UMIDI Brion D. Umidi	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2008

/s/ ABHI ACHARYA, PH.D.* Abhi Acharya, Ph.D.	Director	May 13, 2008

/s/ ALAN W. BALDWIN* Alan W. Baldwin	Director	May 13, 2008

/s/ ROBERT G. MCNEIL, PH.D.* Robert G. McNeil, Ph.D.	Director	May 13, 2008

/s/ J. RICHARD STEADMAN, M.D.* J. Richard Steadman, M.D.	Director	May 13, 2008

/s/ WILLIAM R. TIMKEN* William R. Timken	Director	May 13, 2008

*By: /s/ BRION D. UMIDI Brion D. Umidi
Attorney-In-Fact